             J.P. MORGAN SECURITIES INC.                          THE BEACON GROUP CAPITAL SERVICES, LLC
                   60 WALL STREET                                      399 PARK AVENUE, 17TH FLOOR
                 NEW YORK, NY 10260                                         NEW YORK, NY 10022
                   (877) 869-0656                                             (212) 339-9100

                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF

                           THERMEDICS DETECTION INC.
                                       AT

                              $8.00 NET PER SHARE
                                       BY

                          DETECTION ACQUISITION, INC.
                     AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF

                                THERMEDICS INC.

--------------------------------------------------------------------------------
  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
        TIME, ON THURSDAY, APRIL 6, 2000, UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------

                                                                  March 10, 2000

To Brokers, Dealers, Commercial Banks,
  Trust Companies and Other Nominees:

     We have been appointed by Detection Acquisition, Inc., a Delaware corporation (the "Purchaser") and an indirect wholly-owned subsidiary of Thermedics Inc., a Massachusetts corporation ("Thermedics"), to act as Dealer Managers in connection with the Purchaser's offer to purchase all outstanding shares of common stock, par value $0.10 per share (the "Shares"), of Thermedics Detection Inc., a Massachusetts corporation (the "Company"), at a purchase price of $8.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase dated March 10, 2000 (the "Offer to Purchase") and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") enclosed herewith.

     THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS DESCRIBED IN THE OFFER TO PURCHASE, THERE BEING VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION OF THE OFFER THAT NUMBER OF SHARES WHICH, TOGETHER WITH SHARES OWNED BY THERMO ELECTRON CORPORATION AND ITS SUBSIDIARIES, INCLUDING THERMEDICS, CONSTITUTES AT LEAST NINETY PERCENT (90%) OF THE OUTSTANDING SHARES ON THE EXPIRATION DATE (AS DEFINED IN THE SECTION OF THE OFFER TO PURCHASE CAPTIONED "THE TENDER
OFFER -- TERMS OF THE OFFER; EXPIRATION DATE"). THE OFFER IS ALSO SUBJECT TO OTHER IMPORTANT TERMS AND CONDITIONS CONTAINED IN THE OFFER TO PURCHASE.

     Enclosed for your information and for forwarding to your clients for whose accounts you hold Shares registered in your name or in the name of your nominees are copies of the following documents:

          1. The Offer to Purchase dated March 10, 2000.

          2. The Letter of Transmittal to tender Shares (for your use and for the information of your clients).

          3. The Notice of Guaranteed Delivery for Shares (to be used to accept the Offer if certificates evidencing Shares ("Share Certificates") are not immediately available or if such Share Certificates and all other required documents cannot be delivered to American Stock Transfer & Trust Company (the "Depositary") prior to the Expiration Date or if the procedures for book-entry transfer cannot be completed on a timely basis).

          4. A printed form of letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominees, with space provided for obtaining such clients' instructions with regard to the Offer.

          5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

          6. A return envelope addressed to the Depositary.

     YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, APRIL 6, 2000, UNLESS THE OFFER IS EXTENDED.

     In all cases, payment for Shares tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (i) certificates evidencing Shares ("Share Certificates") or timely confirmation of a book-entry transfer of such Shares into the Depositary's account at the Book-Entry Transfer Facility (as defined in the section of the Offer to Purchase captioned "The Tender Offer -- Acceptance For Payment And Payment For Shares") pursuant to the procedures set forth in the section of the Offer to Purchase captioned "The Tender Offer -- Procedures For Accepting The Offer And Tendering Shares," (ii) the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent's Message (as defined in the section of the Offer to Purchase captioned "The Tender Offer -- Acceptance For Payment And Payment For Shares") in connection with a book-entry transfer, and (iii) any other documents required by the Letter of Transmittal.

     If a stockholder desires to tender Shares pursuant to the Offer and such stockholder's Share Certificates are not immediately available or such stockholder cannot deliver the Share Certificates and all other required documents to reach the Depositary prior to the Expiration Date, or such stockholder cannot complete the procedure for delivery by book-entry transfer on a timely basis, such Shares may nevertheless be tendered by following the guaranteed delivery procedures specified in the section of the Offer to Purchase captioned "The Tender Offer -- Procedures For Accepting The Offer And Tendering Shares."

     No fees or commissions will be paid to brokers, dealers or any other persons (other than to the Dealer Managers and D.F. King & Co., Inc. (the "Information Agent"), as described in the Offer to Purchase) for soliciting tenders of Shares pursuant to the Offer. The Purchaser will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients.

     The Purchaser will pay or cause to be paid any transfer taxes payable on the purchase of Shares by the Purchaser pursuant to the Offer, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     Questions and requests for assistance or for additional copies of the enclosed materials may be directed to the Dealer Managers or the Information Agent, at their respective addresses and telephone numbers set forth on the back cover of the Offer to Purchase.

                                        Very truly yours,

                                        J.P. Morgan Securities Inc.
                                        The Beacon Group Capital Services, LLC

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF THERMO ELECTRON CORPORATION OR ANY OF ITS SUBSIDIARIES (INCLUDING WITHOUT LIMITATION THERMEDICS AND THE PURCHASER), THE COMPANY, THE DEALER MANAGERS, THE DEPOSITARY OR THE INFORMATION AGENT, OR ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.